     As filed with the Securities and Exchange Commission on March 30, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                        INTERNEURON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                      ------------------------------------



           DELAWARE                                             04-3047911
-------------------------------                            --------------------
(State or other jurisdiction of                            (I.R.S. Employer I.D.
        Incorporation)                                          number)

                      ------------------------------------

                        INTERNEURON PHARMACEUTICALS, INC.
                                99 Hayden Avenue
                               Lexington, MA 02173
                                 (781) 861-8444
   (Address and telephone number of Registrant's principal executive offices)

                      ------------------------------------

                         1998 EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                      ------------------------------------

                        Glenn L. Cooper, M.D., President
                               and Chief Executive Officer
                       INTERNEURON PHARMACEUTICALS, INC.
                                99 Hayden Avenue
                               Lexington, MA 02173
                                 (781) 861-8444
               (Address and telephone number of agent for service)

                      ------------------------------------

                                    Copy to:
                               Jill M. Cohen, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017
                                 (212) 687-7000

                         CALCULATION OF REGISTRATION FEE
================================================================================

          Title of                               Proposed Maximum    Proposed Maximum
      Securities to be             Amount         Offering Price    Aggregate Offering         Amount of
         Registered           to be Registered    Per Share (2)          Price (1)          Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value............          1,500,000 (1)         $8.28125           $12,421,875             $3664.45
====================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the 1998 Employee Stock Option Plan.

(2) Based on the average of the high and low sales price of the Common Stock as of March 27, 1998 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


================================================================================

                                     PART I

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registration Statement on Form S-8 (File No. 333-_______), filed by Interneuron Pharmaceuticals, Inc. (the "Company") on March 30, 1998, and the documents listed below are hereby incorporated by reference into this Registration Statement, and shall be deemed to be part hereof from the date of filing such documents:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, including any documents or portions thereof incorporated by reference therein and all amendments thereto;

                  2. The Company's definitive proxy statement dated January 28, 1998, as amended, except the Compensation Committee Report on executive compensation and the performance graph included in the proxy statement, filed pursuant to Section 14 of the Exchange Act;

                  3. The Company's Report on Form 10-Q for the quarter ended December 31, 1997;

                  4. The Company's Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Common Stock under the Exchange Act; and

                  5. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company, 99 Hayden Avenue, Lexington, Massachusetts 02173, Attention: Chief Financial Officer, telephone
(781) 402-3404.


Item 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law.

                  Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to the indemnification of officers and directors which Section is hereby incorporated herein by reference.

                  The Registrant also has Indemnification Agreements with its officers and directors and has director and officer liability insurance.

Item 8.                    EXHIBITS.

         5.1       -       Opinion of Bachner, Tally, Polevoy & Misher LLP as to
                           legality
         10.94*    -       1998 Employee Stock Option Plan
         23.1      -       Consent of Coopers & Lybrand L.L.P. - Included on
                           II - 8
         23.2      -       Consent of Bachner, Tally, Polevoy & Misher LLP -
                           Included in Exhibit 5.1
         24.1      -       Power of Attorney - Included on II-4
----------
* Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1997.

Item 9.            UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, County of Middlesex on the 27th day of March, 1998.

                                     INTERNEURON PHARMACEUTICALS, INC.

                                     By: /s/  Glenn L. Cooper, M.D.
                                         --------------------------
                                         Glenn L. Cooper, M.D.
                                         President and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Glenn L. Cooper, M.D. and Lindsay A. Rosenwald, M.D., with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                      TITLE                        DATE
          ---------                      -----                        ----

  /S/ Glenn L. Cooper, M.D.      President, Chief Executive       March 27, 1998
-----------------------------    Officer and Director
   Glenn L. Cooper, M.D.         (Principal Executive
                                 Officer)

                                 Chairman of the Board of                 , 1998
-----------------------------    Directors
   Lindsay A. Rosenwald, M.D.


   /S/ Harry J. Gray             Director                         March 27, 1998
-----------------------------
  Harry J. Gray

                                 Director                                 , 1998
-----------------------------
  Alexander M. Haig, Jr.

   /s/ Peter Barton Hutt                  Director                March 27, 1998
-----------------------------
  Peter Barton Hutt


   /s/ Malcolm Morville PH.D.             Director                March 27, 1998
-----------------------------
  Malcolm Morville, Ph.D.


   /s/ Robert K. Mueller                  Director                March 27, 1998
-----------------------------
  Robert K. Mueller


   /s/ Lee J. Schroeder                   Director                March 27, 1998
-----------------------------
  Lee J. Schroeder


   /s/ David Sharrock                     Director                March 27, 1998
-----------------------------
  David Sharrock

                                          Director                        , 1998
-----------------------------
  Richard Wurtman, M.D.


   /s/ Thomas F. Farb                     Executive Vice          March 27, 1998
-----------------------------             President, Treasurer
  Thomas F. Farb                          and Chief Financial
                                          Officer (Principal
                                          Financial Officer)




   /s/ Dale Ritter                        Vice President ,        March 27, 1998
-----------------------------------       Corporate Controller
  Dale Ritter                             (Principal Accounting
                                          Officer)

                                  EXHIBIT INDEX
                                  -------------


         5.1         -     Opinion of Bachner, Tally, Polevoy & Misher LLP as to
                           legality
         10.94*      -     1998 Employee Stock Option Plan
         23.1        -     Consent of Coopers & Lybrand L.L.P. - Included on
                           II-8
         23.2        -     Consent of Bachner, Tally, Polevoy & Misher LLP -
                           Included in Exhibit 5.1
         24.1        -     Power of Attorney - Included on II-4
----------
* Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1997.